Part II	Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of CVS Caremark Corporation (the “Company”) on Form 10-Q for the period ended June 28, 2008 (the “Report”), for the purpose of complying with Rule 13(a)-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, David B. Rickard, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, certify that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 31, 2008	/s/ David B. Rickard
David B. Rickard
Executive Vice President, Chief Financial Officer and Chief Administrative Officer